Shareholder Meeting Results
A Special Meeting of shareholders (the "Meeting") of
DWS Short Term Bond Fund (the "Fund") was held
on May 5, 2006, at the offices of Deutsche Asset
Management, 345 Park Avenue, New York, New
York 10154. At the Meeting, the following matters
were voted upon by the shareholders (the resulting
votes are presented below).
I.	Election of Trustees.


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
51,170,527.525
2,000,852.287
Dawn-Marie Driscoll
51,162,570.511
2,008,809.301
Keith R. Fox
51,174,158.820
1,997,220.992
Kenneth C. Froewiss
51,167,004.524
2,004,375.288
Martin J. Gruber
51,143,524.511
2,027,855.301
Richard J. Herring
51,178,604.640
1,992,775.172
Graham E. Jones
51,089,990.674
2,081,389.138
Rebecca W. Rimel
51,182,352.020
1,989,027.792
Philip Saunders, Jr.
51,107,885.583
2,063,494.229
William N. Searcy, Jr.
51,161,129.694
2,010,250.118
Jean Gleason
Stromberg
51,171,308.600
2,000,071.212
Carl W. Vogt
51,110,878.301
2,060,501.511
Axel Schwarzer
51,137,383.786
2,033,996.026

II-A.	Approval of an Amended and Restated
Investment Management Agreement.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
46,240,162.653
1,639,879.781
2,388,538.378
2,902,799.000

II-B.	Approval of a Subadvisor Approval Policy.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
45,484,766.252
2,338,796.071
2,445,018.489
2,902,799.000

III.	Approval of Revised Fundamental Investment
Restriction Regarding Commodities.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
45,743,799.476
1,909,931.855
2,614,849.481
2,902,799.000

IV-A.	Approval of an Amended and Restated
Declaration of Trust.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
46,170,365.996
1,650,746.327
2,447,467.489
2,902,800.000

IV-B.	Approval of Further Amendments to the
Amended and Restated Declaration of Trust.






The Meeting was adjourned until a future date at which time the following matter will be voted upon by the shareholders.

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